Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Warner Bros. Discovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Series A common stock, par value $0.01 per share, reserved for issuance pursuant to the Warner Bros. Discovery, Inc. Stock Incentive Plan	Other(2)	135,000,000	$22.075(2)	$2,980,125,000(2)	0.0000927	$276,257.59

Equity	Series A common stock, par value $0.01 per share, reserved for issuance pursuant to the Warner Bros. Discovery, Inc. 2013 Incentive Plan	Other(3)	94,053,640(4)	N/A	$2,469,557,612.44(3)	0.0000927	$228,927.99

Equity	Series A common stock, par value $0.01 per share, reserved for issuance pursuant to the Warner Bros. Discovery, Inc. 2011 Employee Stock Purchase Plan	Other(2)	8,136,719	$22.075(2)	$179,618,071.93(2)	0.0000927	$16,650.60

Equity	Series A common stock, par value $0.01 per share, reserved for issuance pursuant to the Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan	Other(2)	7,004,147(5)	$22.075(2)	$154,616,545.03(2)	0.0000927	$14,332.95

Total Offering Amounts					$5,783,917,229.39		$536,169.13

Total Fee Offsets							—

Net Fee Due							$536,169.13

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Warner Bros. Discovery, Inc. Stock Incentive Plan (the “WBD Plan”), Warner Bros. Discovery, Inc. 2013 Incentive Plan (the “2013 Plan”), Warner Bros. Discovery, Inc. 2005 Non-Employee Director Incentive Plan (the “Director Plan”), and Warner Bros. Discovery, Inc. 2011 Employee Stock Purchase Plan (the “ESPP” and collectively, the “Plans”)) to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions involving the Registrant’s Series A common stock, par value $0.01 per share (“Common Stock”). Pursuant to Rule 416(c) under the Securities Act, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee, on the basis of the average of the high and low prices of shares of the Registrant’s Common Stock reported on the Nasdaq Global Select Market on April 21, 2022, which is within five business days of this filing.

(3)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the sum of (i) the product of 30,596,928 shares of Common Stock reserved for future issuance pursuant to outstanding stock options and $34.93, the weighted-average exercise price at which such options may be exercised, (ii) the product of 12,356,738 shares reserved for future issuance pursuant to outstanding restricted stock units and $22.075, the average of the high and low prices of shares of Common Stock as reported on the Nasdaq Global Select Market on

April 21, 2022, (iii) the product of 22,792,467 shares of Common Stock reserved for issuance pursuant to certain equity awards of AT&T Inc. that were converted into the Registrant’s equity awards pursuant to that certain Employee Matters Agreement, dated as of May 17, 2021 as described in the Registrant’s Registration Statement on Form S-4 (File No. 333-261188) and will be administered in accordance with the terms of the 2013 Plan (the “Converted Awards”) and $22.075, the average of the high and low prices of shares of Common Stock as reported on the Nasdaq Global Select Market on April 21, 2022, and (iv) the product of 28,307,507 shares of Common Stock reserved for future issuance and $22.075, the average of the high and low prices of shares of Common Stock as reported on the Nasdaq Global Select Market on April 21, 2022.
(4)

Consists of (i) 30,596,928 shares of Common Stock reserved for issuance pursuant to outstanding stock options, (ii) 12,356,738 shares of Common Stock reserved for issuance pursuant to unvested restricted stock units, (iii) 22,792,467 shares of Converted Awards, and (iv) 28,307,507 shares of Common Stock reserved for future issuance.

(5)	Consists of (i) 58,226 shares of Common Stock reserved for issuance pursuant to unvested restricted stock units and (ii) 6,945,921 shares of Common Stock reserved for issuance.

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